EXHIBIT 23.2










INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Comdial Corporation on Form S-8 of our report dated January 29, 1996, appearing in the Annual Report on Form 10-K of Comdial Corporation for the year ended December 31, 1995.




/s/ DELOITTE & TOUCHE LLP
Richmond, Virginia
May 6, 1996